EXHIBIT 10.14

FORM OF
AMENDMENT TO NON-EMPLOYEE DIRECTOR
PHANTOM STOCK UNIT AGREEMENT

This AMENDMENT TO NON-EMPLOYEE DIRECTOR PHANTOM STOCK UNIT AGREEMENT (the “Amendment”), dated as of December 9, 2002, is made by and between Arden Group, Inc., a Delaware corporation (the “Company”), and _____________________ (the “Unit Holder”), with reference to the following facts:

A.                                   The Company and the Unit Holder are parties to a Non-Employee Director Phantom Stock Unit Agreement dated as of _____________ , ________ (the “Agreement”).

B.                                     On December 9, 2002, the Board of Directors of the Company approved an amendment to the Agreement to accelerate the vesting of the Unit Holder’s Units under the Agreement in the event of the Unit Holder’s death or disability.

C.                                     The parties hereto desire to amend the Agreement as set forth herein in order to memorialize the amendment thereto approved by the Board of Directors.

NOW, THEREFORE, it is agreed as follows:

1.                                       Amendment of Vesting Provisions.  Paragraph 2(b) of the Agreement is hereby amended to add at the end thereof the following sentence:

“Notwithstanding the foregoing, if at any time prior to the vesting in full of all Units the Unit Holder’s service as a member of the Board is terminated due to the Unit Holder’s death or disability (as disability is defined Paragraph 4 below), then all unexercised Units covered hereby that have not vested and become exercisable as of the effective date of the Unit Holder’s termination of service due to death or disability shall be deemed to have vested and become immediately exercisable in full effective on and as of such date of termination of service.”

2.                                       Amendment of Provision Regarding Payment upon Death/Disability.  Paragraph 4 of the Agreement is hereby amended to read in its entirety as follows:

“Upon the termination of the service of the Unit Holder as a member of the Board due to the death of the Unit Holder or disability of the Unit Holder within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the Board shall have the right to determine whether the Grantee’s termination is attributable to a disability of the Grantee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, such determination of the Board to be final and conclusive), while serving in such capacity, all unexercised Units covered hereby that have not vested and become exercisable as of the effective date of the Unit Holder’s termination of service for death or disability shall vest and become immediately exercisable in full effective as of such date of termination of service and the Company shall pay such Unit Holder (or the legal representative of the estate of the deceased Unit Holder or the person or persons who acquire the right to receive payment for a Unit by bequest or inheritance or reason of the death of the Unit Holder; hereinafter “Successor”), in complete satisfaction of all unexercised Units held by such Unit Holder on the date of such termination of such service of the Unit Holder, an amount determined in the manner set forth in Paragraph 2 above as if the Unit Holder had exercised the right and option to be paid for all then unexercised Units held by the Unit Holder on the date of such service termination.  Such payment shall be made by the Company to the Unit Holder or the Unit Holder’s Successor, as the case may be, within 30 days after the date of such termination.”

3.                                       Miscellaneous.  Except as expressly provided in this Amendment, the Agreement is not being amended or modified and shall remain in full force and effect in accordance with its terms.  This Amendment and any rights and obligations arising hereunder shall be governed and construed in accordance with the laws of the State of California.  This Amendment shall be binding upon and shall operate for the benefit of the Company and the Unit Holder and his successors.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ARDEN GROUP, INC.	UNIT HOLDER:

By:

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